UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005 (August 31, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	06533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On each of August 31, 2005 and September 6, 2005, Boston Life Sciences, Inc., a Delaware corporation (the “Company”) received letters (the “Letters”) from The Nasdaq Stock Market, Inc. indicating that based on Nasdaq’s review of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004, the Company does not comply with Nasdaq Marketplace Rule 4310(c)(2)(B) (the “Rule”), which requires listed companies to have (i) a minimum of $2,500,000 in stockholders’ equity, (ii) $35,000,000 or more market value of listed securities or (iii) $500,000 of net income from continuing operations in the most recently completed fiscal year or in two of the three most recently completed fiscal years. The staff of the Nasdaq Stock Market is reviewing the Company’s eligibility for continued listing on the Nasdaq SmallCap Market and has requested that the Company provide its specific plan to achieve and sustain compliance with Nasdaq SmallCap Market continued listing requirements. As set forth in the Letters, in the event the Company does not demonstrate compliance with the Rule by September 30, 2005, Nasdaq will provide the Company with a written notification that its securities will be delisted. In such event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. Such appeal will stay the delisting.

As described under the heading, “Item 8.01. Other Events” below, on September 7, 2005, the Company completed a Financing (as defined below) in which the gross proceeds to the Company were approximately $12.7 million. With the completion of the Financing, the Company’s stockholders’ equity exceeds the minimum requirement of $2,500,000 as set forth in the Rule. As a result, the Company believes that it has regained compliance with the stockholders’ equity requirement of the Rule for continued listing on the Nasdaq SmallCap Market. Nasdaq, however, will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report (a Quarterly Report on Form 10-Q due November 14, 2005 for the quarter ending September 30, 2005) the Company does not evidence compliance, it maybe subject to delisting.

Item 8.01. Other Events.

On September 7, 2005, the Company completed a private placement (the “Financing”) with a group of accredited investors pursuant to which the Company sold 6,000,000 shares of the Company’s common stock at a per share price of $2.13. The gross proceeds to the Company in the Financing were approximately $12.7 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: September 7, 2005	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr. Executive Vice President, Finance and Administration and Chief Financial Officer